UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2009

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation)	File Number	Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2009, Pierce T. Neese resigned from Bank of Florida Corporation’s (the “Company”) Board of Directors, as well as its Executive Committee, Audit Committee and Bank Secrecy Act/AML and Compliance Committee. Mr. Neese commenced service on the Company’s Board of Directors in April 2007, following the Company’s acquisition of Old Florida Bankshares, Inc. Mr. Neese also served as the Chairman and Chief Executive Officer of United Security Bank, Sparta, Georgia from 1974 until it was placed into receivership with the Federal Deposit Insurance Corporation after the close of business on November 6, 2009. There are no disagreements between Mr. Neese and the Company on any matter relating to the Company’s operations, policies or practices. A copy of Mr. Neese’s letter of resignation is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Report:

99.1	Letter of Resignation from Pierce T. Neese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date: November 9, 2009
/S/ TRACY L. KEEGAN
Tracy L. Keegan
Chief Financial Officer & Executive Vice President